Exhibit 10.12.1

Executive Benefit Restoration Plan - Amendment No. 2
Tri-State Generation and Transmission Association, Inc.
REA#: 06047
(Taxable Cooperative)

The Executive Benefit Restoration Plan (the EBR Plan) is designed to provide benefits equal to the benefits that would have been paid to a participant if there were no limitations on benefits from the Retirement Security (RS) Plan due to IRC §§401(a)(17) or 415.
Section 2. Participation – Amended and Restated as follows:
    The participants in the EBR eligible for benefits shall be Participants with a date of hire prior to May 1, 2021, who are a select group of management or highly compensated employees of the Cooperative whose compensation and/or benefits exceeds or are limited by Code § §401(a)(17) and/or 415 and who are designated in writing by the Board as participants, and who on the date of their attainment of the Normal Retirement Date as defined in the RS Plan, or upon such other date as the Board may designate, have a Pension Limitation, as defined in Section 1 of this Plan, applied to reduce the amount of payment that would otherwise be payable by the RS Plan.
    Employees hired, rehired, or who transferred from other participating systems on or after May 1, 2021 are not eligible for the EBR.
Attachment A
Executive Benefit Restoration Plan
PARTICIPANTS – Amended and Restated as follows:

Tri-State Generation and Transmission Association, Inc. (the “Cooperative”) has specified the following individuals as covered employees under the EBR.

EBR Participant	Date of Participation

1. Barry Ingold, Senior Vice President, Generation	1/1/2015

2. Any Executive (Senior Vice President or CEO) who becomes eligible on or after 1/1/2015 but who was hired prior to 5/1/2021.

Attachment A – Addendum to the EBR Plan
Section 2: Covered Employees – Amended and Restated as follows:
The terms and conditions described in this addendum for the purposes of earning the benefits under this plan will apply to the following individual(s):

Participant	Date of Participation

1. Barry Ingold, Senior Vice President, Generation	1/1/2015

2. Any Executive (Senior Vice President or CEO) who becomes eligible on or after 1/1/2015 but who was hired prior to 5/1/2021.

Amendment No. 2 Effective Date: May 1, 2021
This amendment is intended to revise the participation eligibility for the EBR Plan.
IN WITNESS WHEREOF, Tri-State Generation and Transmission Association, Inc. has caused this instrument to be executed by its officer below.
            (SEAL)

Date: April 8, 2021____	By: /s/ Duane D. Highley
Duane D. Highley
Chief Executive Officer